Exhibit 99.01

Contact:

Deanne Eagle, Media Relations	917.837.5866
Susan Roush, Investor Relations	818.222.8330

NEURALSTEM RECEIVES RUSSIAN PATENT FOR STEM CELL
TRANSPLANTATION TO TREAT NEURODEGENERATIVE CONDITIONS

ROCKVILLE, Maryland, July 21, 2011 – Neuralstem, Inc. (NYSE Amex: CUR) announced that it has received a patent covering the transplantation of human neural cells for the treatment of neurodegenerative conditions from the Russian Federation. The claims include methods of culturing the cells as well as treating amyotrophic lateral sclerosis (ALS or Lou Gehrig’s disease), spinal cord injuries, traumatic brain injury, multiple sclerosis, cerebral palsy, epilepsy, Huntington’s disease and other conditions through cell transplantation. Neuralstem is currently sponsoring the world’s first FDA-approved trial to treat ALS with its spinal cord stem cells and has applied to the FDA to initiate a stem cell trial in chronic spinal cord injury.

“These patents are important because the claims go directly to treating a host of neurological conditions by delivering our GABA-producing neurons in vivo,” commented Karl Johe, Ph.D., Neuralstem Chairman and Chief Scientific Officer. “These are the same cells which are currently being used in our ALS trial.”

“It is our goal to have the broadest worldwide patent coverage for our core technology,” said Richard Garr, Neuralstem President & CEO. “The granting of this patent is another important step in that direction.”

About Neuralstem

Neuralstem's patented technology enables the ability to produce neural stem cells of the human brain and spinal cord in commercial quantities, and the ability to control the differentiation of these cells constitutively into mature, physiologically relevant human neurons and glia. Neuralstem is in an FDA-approved Phase I safety clinical trial for amyotrophic lateral sclerosis (ALS), often referred to as Lou Gehrig's disease and has been awarded orphan status designation by the FDA.

In addition to ALS, the company is also targeting major central nervous system conditions with its cell therapy platform, including spinal cord injury, ischemic spastic paraplegia, chronic stroke, and Huntington's disease. The company has submitted an IND (Investigational New Drug) application to the FDA for a Phase I safety trial in chronic spinal cord injury.

Neuralstem also has the ability to generate stable human neural stem cell lines suitable for the systematic screening of large chemical libraries. Through this proprietary screening technology, Neuralstem has discovered and patented compounds that may stimulate the brain's capacity to generate new neurons, possibly reversing the pathologies of some central nervous system conditions.  The company has commenced an FDA-approved Phase Ia safety trial evaluating NSI-189, its first small molecule compound, for the treatment of major depression.  Additional indications could include schizophrenia, Alzheimer's disease and bipolar disorder.

For more information, please go to www.neuralstem.com.

Cautionary Statement Regarding Forward Looking Information

This news release may contain forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements in this press release regarding potential applications of Neuralstem's technologies constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Neuralstem's periodic reports, including the annual report on Form 10-K for the year ended December 31, 2010 and the  quarterly report on Form 10-Q for the period ended March 31, 2011.

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